Exhibit 99.1

Atara Biotherapeutics Announces First Quarter 2026 Financial Results and Operational Progress

Productive meeting held with the FDA; planning for tabelecleucel BLA resubmission

Operating efficiencies and ATM proceeds extend cash runway into mid-2027

THOUSAND OAKS, Calif.--(BUSINESS WIRE)-- Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the first quarter 2026 and business updates.

Tabelecleucel (tab-cel® or Ebvallo™) for Post-Transplant Lymphoproliferative Disease (PTLD)

As previously communicated, Pierre Fabre Pharmaceuticals (PFP), with Atara’s support, had a productive meeting with the FDA and discussed a potential path forward to resubmitting the tab-cel Biologics License Application (BLA). The FDA agreed that a single arm study using an appropriate historical control applicable to the trial population, conducted in a pre-specified manner, could serve as an adequate and well controlled study and provide safety and efficacy data in support of a marketing application of tab-cel for the proposed indication.

PFP has indicated they intend to submit an updated dataset with additional patients and longer follow-up from the pivotal Phase 3 single arm ALLELE study as well as supportive data, as a part of the resubmission plan being defined with the FDA. Atara anticipates providing a further regulatory update in the third quarter.

First Quarter 2026 Financial Results

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Cash, cash equivalents and short-term investments as of March 31, 2026 totaled $8.4 million, as compared to $8.5 million as of December 31, 2025.
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Net cash used in operating activities was $3.1 million for the first quarter 2026, as compared to $28.1 million in the same period in 2025.
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Total revenues were $0.5 million for the first quarter 2026, as compared to $98.1 million for the same period in 2025. The prior‑year period reflects a one‑time acceleration of revenue recognized upon the transfer of tab‑cel manufacturing responsibilities to Pierre Fabre Laboratories on March 31, 2025. In the current period, commercialization revenue relates solely to ongoing regulatory activities.
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Total costs and operating expenses include non-cash stock-based compensation, depreciation and amortization expenses of $0.8 million for the first quarter 2026, as compared to $6.0 million for the same period in 2025.

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Research and development expenses were $0.2 million for the first quarter 2026, as compared to $27.4 million for the same period in 2025.
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Research and development expenses also include $0.3 million of non-cash stock-based compensation expenses for the first quarter 2026, as compared to $1.6 million for the same period in 2025.
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General and administrative expenses were $3.6 million for the first quarter 2026, as compared to $11.5 million for the same period in 2025.
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General and administrative expenses include $0.5 million of non-cash stock-based compensation expenses for the first quarter 2026, as compared to $2.6 million for the same period in 2025.
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Atara reported a net loss of $4.1 million, or ($0.29) basic and diluted loss per share, for the first quarter 2026, as compared to net income of $38.0 million, or $3.53 basic earnings per share and $3.50 diluted earnings per share, for the same period in 2025.

2026 Outlook and Cash Runway:

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Operating expenses are expected to decline significantly year-over-year, reflecting the full-year benefit of cost-reduction initiatives implemented in 2025.
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Atara expects its cash, cash equivalents, and short-term investments as of March 31, 2026, combined with $4.8 million of ATM proceeds after quarter end and operating efficiencies achieved in 2025, will be sufficient to fund planned operations into mid-2027.

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions that can be rapidly delivered to patients from inventory. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel, including the timing of PFP’s resubmission, the potential characteristics and benefits of tab-cel, and the results of, and prospects for bringing tab-cel to U.S. patients with EBV+ PTLD, the global partnership with Pierre Fabre Medicament involving tab-cel, and the potential financial benefits to Atara as a result of the global partnership with Pierre Fabre Medicament, including the receipt, timing and amount of any payments to be received by Atara thereunder; and (2) Atara’s cash runway, receipt of potential milestone payments, and estimated reduction in operating expenses, including Atara’s ability to fund its planned operations into mid-2027. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; risks related to FDA’s review of tab-cel, including the risk that a resubmission of the tab-cel BLA may not address the deficiencies identified in the Complete Response Letter received on January 9, 2026 or other issues that may be raised by the FDA on review; the fact that PFP, and not Atara, holds the tab-cel BLA and controls the timing, content and strategy of any resubmission and related FDA interactions, and Atara's ability to influence the resubmission process is limited; our ability to access capital, and the sufficiency of Atara’s cash resources and access to additional capital on favorable terms or at all; and other risks and uncertainties affecting Atara, including those discussed in Atara’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Atara’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Financials

Atara Biotherapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$8,360	$8,482
Accounts receivable	—	1,253
Other current assets	3,813	2,477
Total current assets	12,173	12,212
Property and equipment, net	55	73
Operating lease assets	6,879	7,064
Other assets	890	886
Total assets	$19,997	$20,235

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$637	$127
Accrued compensation	629	1,271
Accrued research and development expenses	41	82
Deferred revenue	684	716
Liability related to the sale of future revenues – current portion	715	9,750
Other current liabilities	2,939	2,976
Total current liabilities	5,645	14,922
Operating lease liabilities – long-term	9,076	9,347
Liability related to the sale of future revenues – long-term	40,759	32,673
Other long-term liabilities	1,829	1,795
Total liabilities	57,309	58,737

Commitments and contingencies (Note 9)

Stockholders’ equity (deficit):
Common stock—$0.0001 par value, 500,000 shares authorized as of March 31, 2026 and December 31, 2025; 8,512 and 7,324 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	1,988,697	1,983,361
Accumulated other comprehensive income (loss)	—	1
Accumulated deficit	(2,026,010)	(2,021,865)
Total stockholders’ equity (deficit)	(37,312)	(38,502)
Total liabilities and stockholders’ equity (deficit)	$19,997	$20,235

Atara Biotherapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Commercialization revenue	$516	$98,149
Costs and operating expenses:
Cost of commercialization revenue	124	20,439
Research and development expenses	164	27,433
General and administrative expenses	3,597	11,475
Total costs and operating expenses	3,885	59,347
Income (loss) from operations	(3,369)	38,802
Other income (expense), net:
Interest income	54	236
Interest expense	(830)	(1,017)
Other income (expense), net	—	(11)
Total other income (expense), net	(776)	(792)
Income (loss) before provision for (benefit from) income taxes	(4,145)	38,010
Provision for (benefit from) income taxes	—	—
Net income (loss)	$(4,145)	$38,010
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	(1)	(8)
Comprehensive income (loss)	$(4,146)	$38,002

Basic (loss) earnings per common share	$(0.29)	$3.53
Diluted (loss) earnings per common share	$(0.29)	$3.50

Basic and diluted weighted-average shares outstanding	14,081	10,764
Diluted weighted-average shares outstanding	14,081	10,851

Investor and Media Relations
Amber Daugherty
Sr. Director, Strategy and Operations
adaugherty@atarabio.com